                                                                    EXHIBIT 10.8





                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                          GLOBAL VACATION GROUP, INC.
                                  ("GLOBAL"),


                               GVGAC NO. 1, INC.
                                   ("BUYER"),


                              MTI VACATIONS, INC.
                                   ("SELLER")

                                      AND

                                JAMES F. MILLER
                                ("SHAREHOLDER")





                              DATED APRIL 30, 1998

                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
ARTICLE I   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE II  AGREEMENT OF PURCHASE AND SALE; CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.1 Purchased Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              (a) Cash and Cash Equivalents and Investments . . . . . . . . . . . . . . . . . . . . . . . 8
              (b) Deposits and Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              (c) Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              (d) Business, Equipment and Supplies  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              (e) Contracts and Other Agreements Relating to the Transferred Business . . . . . . . . . . 9
              (f) Books, Records, Lists and Other Data  . . . . . . . . . . . . . . . . . . . . . . . . . 9
              (g) Employment Agreements and Employee Relationships  . . . . . . . . . . . . . . . . . . . 9
              (h) Licenses, Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              (i) Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              (j) Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              (k) General Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              (l) Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.2 Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.3 Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.4 Excluded Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.5 Title to the Purchased Assets:  Documents of Conveyance  . . . . . . . . . . . . . . . . . . . . 12
     2.6 Purchase Price; Allocation of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.7 Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     2.8 Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.9 Escrow Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.10 Closing Audit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     2.11 Post-Closing Purchase Price Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              (a) February 28 Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              (b) Allocation Methodologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              (c) No Double-Counting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              (d) Timing of Adjustments and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER  . . . . . . . . . . . . . . . . . 15
     3.1 Due Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.2 Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.3 Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     3.4 Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     3.5 Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     3.6 Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.7 Licenses and Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.8 Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.9 Compliance with Laws and other Instruments   . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.10 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.11 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     3.12 Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     3.13 Claims and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.14 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.15 Personnel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     3.16 Business Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.17 Accounts Receivable; Customer Deposits Bookings; Financial Condition  . . . . . . . . . . . . . 25
              (a) Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
              (b) Customer Deposits and Bookings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.18 Financial Results During Stub Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.19 Bank Accounts; Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.20 Customer Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.21 Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.22 Affiliated Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.23 Funded Indebtedness; Letters of Credit; Undisclosed Liabilities   . . . . . . . . . . . . . . . 27
              (a) Funded Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
              (b) Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
              (c) Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
              (d) Liabilities Arising from Discontinued Operations  . . . . . . . . . . . . . . . . . . . 27
     3.24 Year 2000   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.24 Information Furnished   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
ARTICLE IV   BUYER'S AND GLOBAL'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . 28
     4.1 Due Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     4.2 Due Authorization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     4.3 No Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
ARTICLE V   COVENANTS OF SELLER, SHAREHOLDER AND/OR BUYER . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.1 Consents of Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.2 Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.3 Powers of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.4 Conduct of Business Pending Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.5 Access to Records Before Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE VI  POST-CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.1 General.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.2 Confidentiality.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.3 Covenant Not to Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.4 Access to Records After Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.5 Litigation Support.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.6 Assignment of Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.7 Change of Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.8 Audits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
ARTICLE VII   CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING  . . . . . . . . . . . . . . . . 34
     7.1 Conditions to Buyer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
              (a) Covenants, Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . 34
              (b) Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
              (c) Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
              (d) Documents to be Delivered by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                      (i) Conveyance Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                      (ii) Leased Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (iii) Opinion of Seller's Counsel   . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (iv) Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (v) Resolutions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (vi) UCC Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (vii) Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (viii) Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (ix) Records of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                      (x) Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                      (xi) Transition Services Agreements   . . . . . . . . . . . . . . . . . . . . . . . 36
                      (xii) Equity Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                      (xiii) Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                      (xiv) Change of Seller's Name   . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.2 Conditions to Seller's and Shareholder's Obligations   . . . . . . . . . . . . . . . . . . . . . 36
              (a) Covenants, Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . 36
              (b) Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
              (c) Documents to be Delivered by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                      (i) Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                      (ii) Assignment and Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . 37
                      (iii) Equity Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                      (iv) Transition Services Agreements   . . . . . . . . . . . . . . . . . . . . . . . 37
                      (v) Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                      (vi) Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
              (d) Payments to Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VIII   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.1 Indemnification of Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.2 Defense of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.3 Escrow Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.4 Tax Audits, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.5 Indemnification of Seller and Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.6 Limits on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
ARTICLE IX   TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     9.1 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     9.2 Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
ARTICLE X   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     10.1 Modifications; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     10.2 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     10.3 Counterparts; Facsimile Transmission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10.4 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10.5 Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10.6 Entire and Sole Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10.7 Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.8 Survival of Representations, Warranties and Covenants   . . . . . . . . . . . . . . . . . . . . 43
     10.9 Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.10 Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.11 Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.12 Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.13 No Strict Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10.14 Global Support   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

LIST OF EXHIBITS

Exhibit A       Form of Escrow Agreement
Exhibit B       Opinion of Seller's and Shareholder's Counsel
Exhibit C       Seller's and Shareholder's Certificates
Exhibit D       Form of Assignment and Assumption Agreement
Exhibit E       Form of Employment Agreement
Exhibit F       Form of Release
Exhibit G       MIS Transition Services Agreement
Exhibit H       Non-MIS Transition Services Agreement
Exhibit I       Lease
Exhibit J       Real Property (Leases) (Section 2.1(c))
Exhibit K       Seller's Account and Wire Transfer Instructions (Section 2.6)
Exhibit L       Articles (I-1), Bylaws (I-2) and Qualified Jurisdictions (I-3) (Section 3.1)
Exhibit M       List of Properties (Section 3.6)
Exhibit N       List of  Licenses and Permits (Section 3.7)
Exhibit O       List of Intellectual Property (Section 3.8)
Exhibit P       List of Insurance (Section 3.10)
Exhibit Q       Employee Plans (Section 3.11)
Exhibit R       List of Contracts (Section 3.12)
Exhibit S       List of Personnel (Section 3.15)
Exhibit T       List of Bookings, Customer Deposits, Prepayments
                     and Refunds and Customer Claims (Section 3.17(b))
Exhibit U       List of  Bank Accounts and Investments (Section 3.18)
Exhibit V       Letters of Credit (Section 3.22(b))



         LIST OF SCHEDULES

         DISCLOSURE SCHEDULE

                            ASSET PURCHASE AGREEMENT


                 THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of April 30, 1998, by and among GLOBAL VACATION GROUP, INC. (formerly Allied Bus Corp.), a New York corporation ("GLOBAL"), GVGAC NO. 1, INC., a Delaware corporation and wholly-owned subsidiary of Global ("BUYER"), MTI VACATIONS, INC., a Delaware corporation ("SELLER") and JAMES F. MILLER ("SHAREHOLDER").


                                    RECITALS

                 A. Seller is engaged in the wholesale travel sales and other travel-related businesses in the United States;

                 B. Shareholder is the owner of a majority of all outstanding capital stock of Seller;

                 C. Seller owns and leases certain assets, real and personal, tangible and intangible, which are used by Seller in the conduct of the wholesale travel sales business;

                 D. Buyer, a wholly-owned subsidiary of Global, desires to purchase from Seller and Seller desires to sell to Buyer substantially all of Seller's assets used in the operation of the wholesale travel sales business on the terms and subject to the conditions set forth in this Agreement;

                 E. Seller intends to exclude certain of its assets from such purchase and sale transaction with Buyer and will continue to own and operate such excluded assets following the consummation of such transaction; and

                 F. In connection with its purchase of such assets from Seller, Buyer desires to assume certain of the liabilities and obligations of Seller relating to the business being transferred to it (and no others), and Global, as Buyer's parent, desires to provide Seller comfort that it will provide Buyer with the financial means necessary to support such assumption and performance of liabilities and obligations, all as more specifically set forth herein.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 1.1 DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                 "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.



                 "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the General Assignment, Bill of Sale and Assumption Agreement to be executed by the parties on the Closing Date in substantially the form of Exhibit D.

                 "ASSUMED LIABILITIES" has the meaning specified in Section
2.3.

                 "AUDITED CLOSING FINANCIAL STATEMENTS" has the meaning specified in Section 2.10.

                 "BOOKINGS" means the aggregate amount (in dollars or number of passengers, as the context requires) of customer bookings of the Transferred Business as of any date of determination.

                 "BUILDING" shall mean the site where the headquarters and reservation operations of the Business are located at 2211 Butterfield Road, Downers Grove, Illinois 60615.

                 "BUYER" has the meaning specified in the first paragraph of this Agreement.

                 "CASH AND CASH EQUIVALENTS" means cash on hand and balances in checking accounts and money market accounts (i.e., Bank of America Short Term Asset Management Account) but excluding Investments.

                 "CLOSING" means the closing of the transfer of the Purchased Assets from Seller to Buyer.

                 "CLOSING DATE" has the meaning specified in Section 2.8.

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "CONFIDENTIAL INFORMATION" means all (i) terms and provisions of this Agreement or the transactions to be consummated pursuant hereto, and
(ii) confidential information and trade secrets of Seller, Buyer or their Affiliates related to the Transferred

Business including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (a) which is disclosed pursuant to subpoena or other legal process, (b) which has been publicly disclosed, or (c) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

                 "CONTRACTS" has the meaning specified in Section 3.12.

                 "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                 "CUSTOMER DEPOSITS" means all deposits received from customers in connection with Bookings and reflected on the balance sheet of the Transferred Business as of the applicable date.

                 "CUSTOMER DEPOSITORY ACCOUNT" means an account or accounts for the deposit and holding of Customer Deposits.

                 "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule attached to this Agreement pursuant to which exceptions to the Seller's and Shareholder's specific representations and warranties set forth in Article III (and listed on a Section-by-Section basis) are disclosed to Buyer pursuant to said Article III.

                 "EBIT" shall mean the earnings of the Transferred Business and the Purchased Assets before interest expenses, taxes and bonuses, as calculated in accordance with GAAP.

                 "EMPLOYEE" has the meaning specified in Section 3.11.

                 "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage or pledge.

                 "ENVIRONMENTAL AND OSHA OBLIGATIONS" has the meaning specified in Section 3.9.

                 "EQUITABLE EXCEPTIONS" shall have the meaning specified in
Section 3.3.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ESCROW AGENT" means The Bank of New York, N.A.

                 "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among Seller, Buyer and the Escrow Agent in the form of Exhibit A.

                 "ESCROW PERIOD" has the meaning specified in Section 2.9.

                 "ESCROW SUM" has the meaning specified in Section 2.9.

                 "EQUIPMENT" has the meaning specified in Section 2.1(d).

                 "EXCLUDED ASSETS" means the following specific assets of the Retained Business which post-Closing will continue to be owned by the Seller, and which are not part of the Transferred Business and the Purchased Assets being purchased by Buyer pursuant to this Agreement: (i) cash and Investments not transferred to Buyer pursuant to Section 2.1(a); (ii) Seller's MIS Assets;
(iii) notes receivable and accounts receivable from Shareholder, Seller's Affiliates and other third parties not arising out of the conduct of the Transferred Business; (iv) building improvements and personal property related to the operation of the Building that are not included in the December 31, 1997 balance sheet for the Transferred Business; (v) aircraft; and (vi) contracts referenced in the Non-MIS Transition Services Agreement as being retained by Seller but where Seller will allow the Transferred Business to enjoy the benefits of subcontracts, as provided therein.

                 "EXCLUDED LIABILITIES" has the meaning specified in Section
2.4.

                 "FINANCIAL STATEMENTS" has the meaning specified in Section
3.4.

                 "FUNDED INDEBTEDNESS" means all (i) indebtedness of Seller for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of Seller; (iii) obligations of Seller to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (iv) indebtedness of others guaranteed by Seller or secured by an Encumbrance on Seller's property or the Purchased Assets; and (v) indebtedness of Seller under extended credit terms of more than 30 days from vendors provided to Seller; provided, however, that Funded Indebtedness shall not include Letters of Credit unless actually drawn upon by the beneficiary thereof, as of the date the calculation of Funded Indebtedness is made.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied by Seller in the preparation of its financial statements.

                 "GLOBAL" has the meaning specified in the first paragraph of this Agreement.

                 "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority, judicial body or regulatory body.

                 "GOVERNMENTAL PERMITS" has meaning specified in Section 3.7.

                 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

                 "IRS" means the Internal Revenue Service.

                 "INDEMNIFIABLE COSTS" has the meaning specified in Section
8.1.

                 "INDEMNIFIED PARTIES" has the meaning specified in Section
8.1.

                 "INTELLECTUAL PROPERTY" has the meaning specified in Section 2.1(j).

                 "INVESTMENTS" means investments in any funds, accounts, securities, certificates of deposit or instruments of any Person which are (i) as investments on a balance sheet in accordance with GAAP, and (ii) marked to market as of any date of determination.

                 "KNOWLEDGE" (whether or not capitalized) with respect to Seller shall mean actual knowledge after reasonable inquiry of Shareholder and the following employees of Seller and its Affiliates: Frank Silzer, Tom Mikrut, Bob Pancoast, Mark Rittmanic and Randy Christensen; with respect to Shareholder, "KNOWLEDGE" shall mean actual knowledge after reasonable inquiry of Shareholder.

                 "LEASE" means the commercial lease to be entered into between Buyer and James F. Miller covering Buyer's Lease of the Building, in substantially the form of Exhibit I.

                 "MATERIAL" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in Article III, be deemed to mean an amount of money greater than $50,000.

                 "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, business, operations, liabilities, financial condition or prospects of the Transferred Business. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Seller's and Shareholder's representations and warranties set forth in Article III, such terms shall refer to the occurrence of any single event, or any series of related events or set of related circumstances, which results in or may result in a loss to Seller or Buyer in excess of $50,000 per occurrence or $150,000 in the aggregate.

                 "MIS SERVICE PROVIDER AGREEMENT" means the agreement which the parties to this Agreement contemplate may be entered into between Global and TMS which will (i) supersede the MIS Transition Services Agreement insofar as such agreement pertains to the use by Buyer of Seller's MIS Assets, and (ii) provide for (A) either (1) Global's acquisition of TMS or (2) TMS's provision of MIS services to Global and its Affiliates' other wholesale travel sales and related businesses and (B) Global and its Affiliates' right to use Seller's MIS Assets in the conduct of their various wholesale travel sales and related businesses.

                 "MIS TRANSITION SERVICES AGREEMENT" means the agreement, in substantially the form of Exhibit G, to be entered into between Buyer, Seller and TMS providing for Seller's and/or TMS's ongoing provision, to the extent provided in such agreement, of MIS-related services to the Transferred Business and Buyer's ongoing right to use Seller's MIS Assets to the extent provided in such agreement in the post-Closing conduct of the Transferred Business.

                 "MOST RECENT FINANCIAL STATEMENTS" has the meaning specified in Section 3.4.

                 "NET WORTH" means the difference between the total assets and the total liabilities of the Transferred Business, determined in accordance with GAAP.

                 "NON-MIS TRANSITION AGREEMENT" means the agreement, in substantially the form of Exhibit H, providing for (i) the Seller's ongoing provision until December 31, 1998 of services relating to payroll administration, insurance and employee benefits in place in respect of the Transferred Business or its employees, and such other matters as reflected therein, prior to the Closing and (ii) Seller's ongoing provision (and Buyer's and Global's agreement to take all steps necessary to prevent the beneficiaries thereof from drawing upon such letters of credit and to indemnify and reimburse Seller in connection therewith) of letters of credit which are outstanding as of the Closing Date (it being agreed by Buyer and Global that such letters of credit shall be cash collateralized on a dollar-for-dollar basis by amounts held under the Escrow Agreement and replaced upon their respective expiration or rollover dates by letters of credit issued for the account of Buyer or Global pursuant to Global's senior credit agreement with the Bank of New York or by another financial institution).

                 "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, and any regulations promulgated thereunder.

                 "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, or (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

                 "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

                 "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Seller's best estimate of the balance sheet of the Transferred Business as of the Closing Date. The Preliminary Closing Balance Sheet shall be delivered to Buyer not less than three (3) nor more than five (5) days prior to the Closing Date.

                 "PROPRIETARY RIGHTS" has the meaning specified in Section
2.1(k).

                 "PURCHASE PRICE" has the meaning specified in Section 2.6.

                 "PURCHASED ASSETS" means the assets of the Transferred Business specified in Section 2.1 (and which are exclusive of the Excluded Assets).

                 "REAL PROPERTY" has the meaning specified in Section 2.1(c).

                 "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

                 "RETAINED BUSINESS" means all of the Seller's business activities other than the Transferred Business, including without limitation Seller's continued operation of the Excluded Assets.

                 "SELLER" has the meaning set forth in the first paragraph of this Agreement.

                 "SELLER'S MIS ASSETS" means those certain Excluded Assets comprised of Seller's computer reservation system and related functions, including without limitation an AS400 mini-computer and related hardware and support equipment, together with the TRIPSPRO and related software programs which Seller intends to transfer or lease on or before the Closing Date to TMS and which will be the subject of the MIS Transition Services Agreement and, ultimately, the MIS Service Provider Agreement.

                 "SHAREHOLDER" has the meaning set forth in the first paragraph of this Agreement.

                 "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

                 "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                 "TRANSFERRED BUSINESS" means all assets of the Seller other than the Excluded Assets and including, without limitation, the Seller's wholesale travel business which is being purchased by Buyer pursuant to the terms of this Agreement, and which as currently conducted consists of (i) the assembly and sale of vacation packages to destinations in Hawaii;

(ii) providing ground services in Hawaii to persons who have purchased such vacation packages; (iii) providing private label fulfillment services to Amtrak and Hyatt Vacations; and (iv) the Trase Miller Rewards program (but not the name "Trase Miller Rewards," it being the intent of the Buyer to change the name of such program following the Closing Date), which provides private label fulfillment services to other travel wholesalers.

                 "TRANSITION SERVICES AGREEMENTS" means the MIS Transition Services Agreement and the Non-MIS Transition Services Agreement.

                 "TMS" means Seller and Shareholder's Affiliate, Trase Miller Solutions, Inc., a Delaware corporation, to whom Seller intends to transfer or lease the Seller's MIS Assets prior to the Closing; TMS is or will be a party to the Transition Services Agreement (Exhibit H-1) and, if and when same is consummated, the MIS Service Provider Agreement.

                 "WORKING CAPITAL" shall mean the difference between the current assets (other than prepaid expenses) and current liabilities of the Transferred Business; provided, however, that for purposes hereof only the Purchased Assets and Assumed Liabilities (if any) shall be taken into account when measuring Working Capital of the Transferred Business; and provided, further, however, that long-term investments included in the Customer Depository Account of the Transferred Business shall be included when measuring Working Capital of the Transferred Business.


                                   ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

                 2.1 PURCHASED ASSETS. On the terms and subject to the conditions and exceptions contained herein, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller at the Closing and on the Closing Date (each as hereinafter defined), free and clear of all liens, claims and encumbrances except for those permitted under Section 2.3 hereof, all of Seller's right, title and interest in and to all assets of the Transferred Business properly included in the Seller's December 31, 1997 balance sheet for the Transferred Business, subject to changes in the ordinary course of business (and consistent with the Seller's covenants in Section 5.4) from such date through the Closing Date, together with all other assets owned by Seller and used in the Transferred Business, other than the Excluded Assets (collectively, the "PURCHASED ASSETS"). The Purchased Assets include, without limitation, the following as they exist on the Closing Date (as hereinafter defined):

                          (a)     CASH AND CASH EQUIVALENTS AND INVESTMENTS.
Cash and Cash Equivalents and Investments not less than Customer Deposits (as defined in Section 3.17) as of the Closing Date; provided, however, that Customer Deposits held in the form of long-term investments as of the Closing Date shall not be transferred to Buyer as a result of this Section 2.1(a) in accordance with the terms of Section 2.7(b).

                          (b)     DEPOSITS AND ACCOUNTS RECEIVABLE.  All
accounts receivable and other deposits, advances and suppliers' or vendors' rebates and all other receivables of the Transferred Business and existing on the Closing Date (as hereinafter defined), in the ordinary course of the operation of the Transferred Business.

                          (c)     REAL PROPERTY.  All leases of real property
and interests, options or rights with respect to the Transferred Business (other than the Lease, which is being negotiated separately between Buyer and Shareholder) (collectively, the "REAL PROPERTY"). All Real Property is identified as leased and described on Exhibit J attached hereto.

                          (d)     BUSINESS, EQUIPMENT AND SUPPLIES.  All
tangible personal property, equipment, supplies, furniture, leasehold improvements, including but not limited to, leases and subleases of personal property or equipment, all automobiles and other vehicles, computers and peripherals and all maintenance and other operating supplies and other miscellaneous tangible personal property of Seller used in the Transferred Business, whether or not located at or on the Real Property at the Closing Date and whether or not reflected on the Most Recent Financial Statements (collectively, the "EQUIPMENT"); provided, however, that the Equipment does not include Seller's MIS Assets.

                          (e)     CONTRACTS AND OTHER AGREEMENTS RELATING TO
THE TRANSFERRED BUSINESS. All rights of Seller (or of Seller's Affiliates to the extent that such Affiliate's rights are used in the conduct or operation of the Transferred Business and Purchased Assets) as of the Closing Date under all (written or oral) vendor contracts with airlines or other carriers, hotels and resorts, agreements with rental car companies, marketing agreements, consortia agreements, travel agency agreements, concession or other agreements relating to tour or reservation desks maintained on property or in facilities owned by third parties, interface or similar agreements pertaining to various airline or other computer reservation systems, licenses, leases, purchase orders and all other contracts, agreements or arrangements used in the Transferred Business (other than those contracts referenced in clause (vi) of the definition of Excluded Assets).

                          (f)     BOOKS, RECORDS, LISTS AND OTHER DATA.  All
files, books, records, invoices, accounts, surveys, customer lists and records, vendor and supplier lists, catalogs, price lists, marketing and advertising information, purchasing histories, profiles and materials, technical bulletins, books and records of account and other financial, vendor, customer and credit data, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce such data, owned or leased by Seller and used in the Transferred Business (exclusive of Seller's MIS Assets); provided, however, that with respect to items leased by Seller, only Seller's leasehold rights are conveyed hereby.

                          (g)     EMPLOYMENT AGREEMENTS AND EMPLOYEE
RELATIONSHIPS. All rights of Seller as of the Closing Date under all employment and non-compete agreements plus all relationships of Seller with any of its Employees.

                          (h)     LICENSES, PERMITS.  Except for those which
are listed in the Disclosure Schedule (under Section 3.7) as being not assignable by operation of the laws of the relevant Governmental Body (e.g., qualifications of the Seller to do business as a foreign corporation in a given jurisdiction), all material federal, state, local and other governmental licenses, permits, approvals and authorizations that are used in the operation of the Transferred Business.

                          (i)     PREPAYMENTS.  All security, utility or
similar deposits or prepaid expenses of Seller used in the Transferred
Business.

                          (j)     INTELLECTUAL PROPERTY.  All (i) patents,
patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing (including without limitation MTI Vacations); (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, business and marketing plans, and customer vendor and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation but excluding Seller's MIS Assets) used in the Transferred Business, including without limitation the intellectual property listed on Exhibit O (collectively, the "INTELLECTUAL PROPERTY").

                          (k)     GENERAL INTANGIBLES.  All general intangibles
used by the Transferred Business including, without limitation, all goodwill as a going concern and any and all causes of action or claims of Seller against any third party that arose or will arise out of the Transferred Business prior to the Closing Date.

                          (l)     OTHER ASSETS.  All other assets of Seller
used in the conduct of the Transferred Business, whether or not reflected on the books or records of Seller or the Transferred Business, other than the Excluded Assets.

                 2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Purchased Assets do not include, and Buyer is not purchasing or assuming any liability therefore, the Excluded Assets, ownership of which is retained by Seller.

                 2.3 ASSUMED LIABILITIES. On the terms and subject to the conditions and exceptions contained herein, at Closing, Seller shall assign and delegate to Buyer, and Buyer shall assume and undertake to pay, defend, discharge and perform in full when due the liabilities of Seller (insofar as such liabilities relate to the Transferred Business and the Purchased Assets) properly included in the Seller's December 31, 1997 balance sheet for the Transferred Business, subject to changes in the ordinary course of business from such date through the Closing Date, including without limitation the Customer Deposits, all of Seller's obligations under the contracts included in the Purchased Assets pursuant to Section 2.1(e) and all of Seller's obligations arising after the Closing Date in the ordinary course of conducting the Transferred Business (subject to Seller's and Shareholder's indemnification obligations set forth in Section 8.1, and other than any Excluded Liabilities (as defined in Section 2.4) (the "ASSUMED LIABILITIES"), and no others, pursuant to this Agreement and the General Assignment, Bill of Sale and Assumption Agreement referred to in Section 2.5.

              2.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, Buyer will not assume or be liable for and Seller will retain and remain responsible for all of Seller's debts, liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Transferred Business and the Purchased Assets or otherwise, and regardless of when asserted (the "EXCLUDED LIABILITIES"), including, without limitation, the following liabilities or obligations of Seller (none of which will constitute Assumed Liabilities):

                          (a)     All of Seller's liabilities or obligations
under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement;

                          (b)     All liabilities and obligations of Seller for
Taxes which are imposed on or measured by income, for any period, and all of Seller's liabilities or obligations with respect to any Taxes not specifically accrued on the balance sheet for the Transferred Business included in the Most Recent Financial Statements, subject to changes in the ordinary course of business from the date of such balance sheet through the Closing Date;

                          (c)     All of Seller's liabilities or obligations
arising out of or in connection with the breach of any contract or agreement included in the Purchased Assets, other than for such amounts as are adequately and properly reserved for in the balance sheet included as part of the Most Recent Financial Statements, subject to changes in the ordinary course of business from the date of such balance sheet through the Closing Date;

                          (d)     All of Seller's liabilities or obligations
for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys' and accountants' fees, brokerage fees, consultants' fees and finders' fees, and sales, bulk sales and transfer taxes which are Seller's responsibility hereunder;

                          (e)     Seller's obligations and liabilities for the
period up to and including the Closing Date which relate to any Employee Plan (as defined in Section 3.11(a)) (including unfunded pension plan liabilities and retiree health benefits), other than for amounts as are adequately and properly reserved for or accrued on the balance sheet for the Transferred Business included as part of the Most Recent Financial Statements, subject to changes in the ordinary course of business from the date of such balance sheet through the Closing Date;

                          (f)     All of Seller's liabilities or obligations
that are not otherwise Excluded Liabilities hereunder against which Seller is insured or otherwise contractually indemnified by a Person other than Buyer but only to the extent Seller receives the proceeds of such insurance or indemnification.

                          (g)     Any liability or obligation under COBRA (as
defined in Section 3.11(b)) to any person covered by Seller's health plans or any Employee who ceases to be employed by Seller on or before the Closing Date, or who is not employed by Buyer on the Closing Date, and any liability or obligation under COBRA to any family member of such person or Employee.

                          (h)     Any liability or obligation for Funded
Indebtedness or any other liability or obligation of Seller that does not relate to, or arise from, the Transferred Business and the Purchased Assets.

                          (i)     Any liability or obligation pertaining to any
discontinued operation owned or operated by the Seller and related to the Transferred Business as it was operated by the Seller prior to the Closing Date.

                          (j)     Any liability or obligation that arises from,
the Excluded Assets or the Retained Business.

                 2.5 TITLE TO THE PURCHASED ASSETS: DOCUMENTS OF CONVEYANCE. At Closing, Seller shall convey all of its right, title and interest in and to the Transferred Business and the Purchased Assets to Buyer free and clear of all liabilities, obligations, liens and Encumbrances, excepting only the Assumed Liabilities (as defined in Section 2.3). Title to the Purchased Assets shall be conveyed pursuant to the Assignment and Assumption Agreement, and by such other documents as are reasonably acceptable to counsel for Seller and counsel for Buyer in accordance with the terms hereof. Each of the parties hereto agrees to use its reasonable commercial efforts to take or cause to be taken all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure transfer of title to the Purchased Assets to Buyer occurs as contemplated hereunder; provided, however, that it is the intention of the parties that if it is determined post-Closing that a particular asset or liability should have been, but was not, properly transferred at Closing to either the Transferred Business (as a Purchased Asset or an Assumed Liability) or the Retained Business (as an Excluded Asset or an Excluded Liability), the parties will cooperate to transfer the subject asset or liability to the Transferred Business or the Retained Business, as appropriate.

                 2.6 PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE. The total purchase price for the Purchased Assets (the "PURCHASE PRICE") shall be equal to $26,400,000, subject to any adjustment required to be made pursuant to Sections 2.7 and 2.11 below. The Purchase Price shall be allocated among the Purchased Assets as follows: $1,605,000 to furniture and fixtures (representing the February 28, 1998 net book value of the Transferred Business' fixed assets) and the remainder to intangibles and other assets as determined by Buyer.

                 2.7 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable by Buyer at the Closing (as defined in Section 2.8) as follows:

                          (a)     That amount of the Purchase Price which
equals $24,900,000 less the marked-to-market value of the long-term Investments covered by paragraph (b) below will be paid, at the direction of Seller, in cash by wire transfer of funds to Seller's account as specified in Exhibit K (including the payment of $100,000 for the agreements not to compete provided in Section 6.3);

                          (b)     A portion of the Purchase Price, representing
the marked-to-market value (including accrued but unpaid interest, dividends or other distributions) of the Seller's long-term Investments in the Customer Depository Account of the Transferred Business as of the Closing Date, will be deposited Seller's Customer Depository Account thereby creating an overfunding of Seller's Customer Depository Account in the amount of such cash deposit; Seller shall transfer from its Customer Depository Account to the Buyer's Customer Depository Account (which Buyer has established to hold Customer Deposits of the Transferred Business following the Closing Date) an amount of Cash and Cash Equivalents equal to Customer Deposits, thereby fully funding the Buyer's Customer Depository Account and leaving in Seller's Customer Depository Account long-term Investments equal to the cash deposit received from Buyer, with the result that the Seller's Customer Depository Account has no liabilities and is overfunded by the amount of such long-term Investments; and Seller shall distribute from its Customer Depository Account to itself the amount of such overfunding, as permitted by the terms of the Seller's Customer Depository Account; within thirty (30) days from the Closing Date, the parties agree that they will determine the exact amount of the Customer Deposit liabilities as of the Closing Date and adjust for any preliminary over- or under-funding of such liabilities under this paragraph (b); and

                          (c)     $1,500,000 of the Purchase Price will be paid
in cash by wire transfer of funds to the Escrow Agent to be held in escrow pursuant to Section 2.9 for satisfaction of Seller's indemnification obligations specified in Section 8.1.

                 2.8 CLOSING. The Closing of the purchase and sale of the Purchased Assets contemplated by this Agreement shall take place at 10:00 a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on April __30, 1998, or the date selected by Buyer (which date shall be as soon as practicable following the date on which all of the conditions to Closing in Sections 7.1 and 7.2 have been satisfied), or on such other date and time as the parties shall agree but, in any case, with an effective closing date of April 30, 1998 (the "CLOSING DATE").

                 2.9 ESCROW ARRANGEMENTS. Pursuant to the Escrow Agreement to be entered into among Seller, Buyer and the Escrow Agent, the portion of the Purchase Price specified in Section 2.7(ii) shall be delivered to the Escrow Agent at Closing in immediately available funds. Such monies (which, together with all interest accrued thereon, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by Seller and Shareholder to Buyer pursuant to the indemnification provisions of
Article VIII below and subject to the cash collateral provisions of the Transition Services Agreement dealing with (among other matters) Letters of Credit (Exhibit H-2). At the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Buyer in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to Seller. Seller and Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

                 2.10 CLOSING AUDIT. Within 120 days following the Closing Date, there shall be delivered to Buyer and to Seller an audit (the "AUDITED CLOSING FINANCIAL STATEMENTS") of the Transferred Business (as same relates to the Transferred Business and the Purchased Assets) and the balance sheet for the Transferred Business at and as of February 28, 1998 (for purposes of the Net Worth and adjustment to the Purchase Price set forth in Section 2.11) and at and as of the Closing Date and the statements of income and cash flows for the Transferred Business for the stub period of January 1, 1998 through and including the day prior to the Closing Date. The Audited Closing Financial Statements shall also include (i) a report by Arthur Andersen, LLP ("AA"), on the allocation assumptions and methodologies ("ALLOCATION METHODOLOGIES") pursuant to which the Transferred Business, the Purchased Assets and the liabilities assumed by Buyer, on the one hand, and the Retained Business, the Excluded Assets and the Excluded Liabilities, on the other hand, were bifurcated and transferred by Seller and/or its Affiliates to Buyer or retained by Seller (as applicable) and (ii) a statement and quantification by AA, indicating whether the bifurcation of the Transferred and Retained Businesses and its Allocation Methodologies were appropriate and consistent with Allocation Methodologies which AA would have utilized to bifurcate the Transferred and Retained Businesses in accordance with GAAP. The Audited Closing Financial Statements shall be prepared by AA in accordance with GAAP. The cost of preparing the Audited Closing Financial Statements shall be paid by Buyer. In the event that Seller within ten (10) business days after Seller's receipt thereof disputes any items or assumptions or methodologies regarding the Audited Closing Financial Statements to the extent that same relates to the Net Worth of the Transferred Business as of February 28, 1998 and/or the Allocation Methodologies, the parties shall jointly select and retain an independent "Big Six" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed matter(s) on the Audited Closing Financial Statements. If the Independent Accountant determines that competing Allocation Methodologies of Seller and AA are both permissible under GAAP, then the Independent Accountant shall determine which of such methodologies is most appropriate under the circumstances. The final determination of such disputed matter(s) by the Independent Accountants shall be reflected on the Audited Closing Financial Statements and shall be final and binding on the parties for all purposes. The cost of retaining the Independent Accountants shall be borne by Seller, except that Buyer shall reimburse Seller for one-half the cost of the Independent Accountants in the event that such review results in at least a $100,000 increase in the Net Worth of the Transferred Business as reflected on the Audited Closing Financial Statements prepared by Arthur Andersen, LLP.

                 2.11     POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

                          (a)     FEBRUARY 28 NET WORTH.  The Purchase Price
will be adjusted upward or downward (as appropriate), on a dollar-for-dollar basis, by the amount (if any) that the Net Worth as of February 28, 1998 as reflected in the Audited Closing Financial Statements is greater or less than (as appropriate) negative $3,600,000.

                          (b)     ALLOCATION METHODOLOGIES.  Subject to the
proviso which follows, the Purchase Price will be further adjusted downward by the amount (if any) equal to 7.5 times the amount reflected in the report concerning the Allocation Methodologies issued by AA in connection with its delivery of the Audited Closing Financial Statements in accordance with the terms of Section 2.10 as being the aggregate net amount (i.e., taking into account both positive and negative items) by which the earnings of the Transferred Business for 1998 are (or are reasonably likely to be) negatively affected because of errors and omissions in such allocations; provided, however, that (i) no adjustment shall be made as a result of the foregoing unless and until the aggregate net amount by which the earnings of the Transferred Business are (or are reasonably likely to be) negatively affected exceeds $150,000, whereupon the Purchase Price shall be adjusted (using the multiple set forth above) for all of such aggregate amount; (ii) in respect of any Purchase Price adjustment pursuant to this paragraph (b) which is based on the first $150,000, the multiple used in determining the adjustment shall be
3.75 instead of 7.5 (with the effect that the adjustment in respect of such $150,000 shall be capped at $562,500); and, (iii) prior to making any Purchase Price adjustment under this paragraph (b), Seller and Shareholder shall have ten (10) business days to remedy or cure any such matter to the Buyer's reasonable satisfaction.

                          (c)     NO DOUBLE-COUNTING.  If as a result of the
foregoing a negative adjustment to the Purchase Price could be made under both paragraphs (a) and (b) as a result of a particular item, only an adjustment under (b) shall be made with respect to such item.

                          (d)     TIMING OF ADJUSTMENTS AND PAYMENTS.  Any
post-closing adjustment to the Purchase Price, if any, shall be paid by Seller to Buyer (or by Buyer to Seller as a result of the operation of an upward adjustment under paragraph (a)) in immediately available funds (i) within ten
(10) business days of delivery of the Audited Closing Financial Statements in the case of any adjustment under paragraph (a), and (ii) promptly upon the expiration of the cure period provided for in the proviso in paragraph (b) in the case of any adjustment thereunder.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND SHAREHOLDER

                 Except as set forth on the Disclosure Schedule attached hereto (which Disclosure Schedule contains a reasonably detailed description of each such exception and references the applicable representation so qualified), Seller and Shareholder jointly and severally represent and warrant to Buyer that:

                 3.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and lease its properties and assets and to carry on the Transferred Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Articles of Incorporation and Bylaws of Seller, and all amendments thereto, have been delivered to Buyer and are attached hereto as Exhibits L-1 and L-2. Seller is qualified to do business in the State of Illinois and Hawaii and in each other jurisdiction in which the nature of the Transferred Business or the ownership of the properties associated with the Transferred Business requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect. The jurisdiction in which Seller is so qualified are listed on Exhibit L-3 attached hereto.

                 3.2 SUBSIDIARIES. Seller does not own, directly or indirectly, any capital stock or ownership interests in any Person. Other than as disclosed and allowed under Section 6.3, Shareholder does not own any capital stock or ownership interest in any other Person engaged in a business that is competitive with the Transferred Business.

                 3.3 DUE AUTHORIZATION. Seller and Shareholder each has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and Shareholder and constitutes the valid and binding obligations of Seller and Shareholder, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "EQUITABLE EXCEPTIONS"). The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by Seller, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to Seller, or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which Seller is a party, or by which it or any of its property is bound, (c) permit the acceleration of the maturity of any material indebtedness of, or indebtedness secured by the property of, Seller, (d) violate or conflict with any provision of the charter or bylaws of Seller, or (e) except for filings or approvals under the HSR Act and such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

                 3.4 FINANCIAL STATEMENTS. The following financial statements of Seller have been delivered to Buyer by Seller: (i) audited combined balance sheets of Seller as of December 31, 1995, December 31, 1996 and December 31, 1997, (ii) audited combined statements of income and cash flows of Seller for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, (iii) audited balance sheet of the Transferred Business as of December 31, 1997, and (iv) unaudited statement of income of the Transferred Business for the fiscal year ended December 31, 1997 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and cash flows of Seller or the Transferred Business (as appropriate) as of the indicated dates and for the indicated periods and are consistent with the books and records of Seller (which books and records are correct and complete). Since the date of the last of such Financial Statements (the "MOST RECENT FINANCIAL STATEMENTS"), Seller has no material liabilities relating to the Transferred Business required by GAAP to be reflected on Seller's or the Transferred Business' (as appropriate) balance sheet or notes thereto that are not so reflected. Since December 31, 1997, Seller has not experienced any Material Adverse Change relating to the Transferred Business.

                 3.5 CERTAIN ACTIONS. Since December 31, 1997, Seller has not, except as disclosed on any of the Financial Statements or notes thereto:
(a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder (other than distributions to pay estimated income taxes of the shareholders of Seller associated with the income of Seller); (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of the Purchased Assets; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $50,000 individually or $150,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (whether or not covered by insurance) to, any of the Purchased Assets (except in the ordinary course of the Transferred Business); (f) amended its charter or bylaws; (g) paid or made a commitment to pay any severance or termination payment to any employee or consultant engaged in the Transferred Business; (h) made any material change in the method of management, operation, accounting (including in respect of Working Capital) or reporting income or deductions for tax purposes in respect of the Seller or the Transferred Business; (i) made, with respect to the Transferred Business, any material acquisitions, capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Transferred Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person; (k) made, with respect to the Transferred Business, any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Transferred Business, and (B) wage and salary adjustments made in the ordinary course of the Transferred Business for employees who are not officers, directors, or shareholders of Seller; (l) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) made or entered into any vendor, supply, sales, distribution, franchise, consortia or travel agency agreement which involves annual consideration (or commissions) in excess of $50,000 with respect to the Transferred Business, other than in the ordinary course of business on normal commercial terms; (n) entered into any non-competition agreement involving the Transferred Business; (o) made or entered into any agreement or other arrangement with any Affiliate of Seller or any officer, director, shareholder or employee of Seller or any Affiliate of Seller, other than as contemplated under this Agreement; (p) materially amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any material contract, agreement, lease, franchise or license to which Seller is a party that would or could reasonably be expected to have a Material Adverse Effect; or (q) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect.

                 3.6 PROPERTIES. Attached hereto as Exhibit M is a list containing a description of each interest in real property (including, without limitation, leasehold interests) and each item of tangible personal property included in the Purchased Assets having a depreciated book or fair market value in excess of $50,000 as of the date hereof. Except for Permitted Exceptions, such real and personal properties are free and clear of Encumbrances. Seller has delivered to Buyer copies of all real property leases and a lien search obtained from the counties where Seller conducts business and the Illinois Secretary of State office of all UCC liens of record against Seller's personal property in the State of Illinois. All of the properties and assets necessary for continued operation of the Transferred Business and the Purchased Assets as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by Seller and are suitable for the purposes for which they are currently being used. The physical properties comprising the Purchased Assets, including the real properties leased by Seller, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions, Seller has full and unrestricted legal and equitable title to all such properties and assets. The operation of the Purchased Assets and the Transferred Business in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties comprising the Purchased Assets for the purposes for which
they are now operated.   All leases of real or personal property by Seller are
legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, except for the Equitable Exceptions. Seller owns no real property.

                 3.7 LICENSES AND PERMITS. Attached hereto as Exhibit N is a list of all licenses, authorizations and permits held or applied for by Seller from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which could, individually or in the aggregate, have a Material Adverse Effect. Seller has complied in all material respects with the terms and conditions of all such Governmental Permits, and Seller has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect and are transferable to Buyer in accordance with the terms of this Agreement. No additional Governmental Permit is required from any Governmental Body thereof in connection with the transfer of the Purchased Assets to Buyer and its conduct of the Transferred Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

                 3.8 INTELLECTUAL PROPERTY. Attached hereto as Exhibit O is a list and brief description of all Intellectual Property owned or licensed by Seller. Seller has furnished Buyer with copies of all material license agreements to which Seller is a party, either as licensor or licensee, with respect to any Intellectual Property. Seller has good title to or the right to use all the Intellectual Property in the Transferred Business as presently conducted without the payment of any royalty or similar payment, and Seller is not infringing on any Intellectual Property right of others, and Seller is not aware of any infringement by others of any such rights owned by Seller. All Intellectual Property licenses set forth on Exhibit O are valid and binding obligations of Seller, and to the Knowledge of Seller the other parties thereto, and enforceable against Seller, and to the Knowledge of Seller the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. When taken together with the intellectual property rights and/or licenses granted to Buyer for use by the Transferred Business following the Closing pursuant to the MIS Transition Services Agreement, following the Closing Buyer will have all intellectual property and rights or licenses thereto as necessary to continue to own and operate the Transferred Business as same was owned and operated by Seller prior to the Closing. Notwithstanding anything to the contrary in the foregoing sentences of this
Section 3.8, Seller and Shareholder make no representation as to the existence or extent of its rights to any Intellectual Property that is not a registered trademark, service mark, copyright or patent other than the representation that Seller has used such Intellectual Property without known conflict with the rights of others; in addition, Seller's rights to computer software licensed from third parties are limited by the applicable license agreements.

                 3.9 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Seller has (i) complied in all material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Transferred Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which Seller or any of its employees (because of their activities on behalf of Seller) are subject and (ii) conducted the Transferred Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL AND OSHA OBLIGATIONS") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of Seller, no such claim is anticipated) to the effect that the Transferred Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

                 3.10 INSURANCE. Attached hereto as Exhibit P is a list of all coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to Seller or the Transferred Business. Copies of the binder or certificate of insurance for all such insurance policies have been delivered to Buyer. The insurance maintained by Seller immediately prior to the Closing Date was in Seller's judgment reasonably adequate for the Transferred Business as conducted by Seller and is consistent with levels of insurance carried by the Seller in the past. To the best of Seller's Knowledge, no event relating to Seller or the Transferred Business has occurred which will result in (i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. Seller will use all reasonable efforts to cause all of such insurance policies to remain in full force and effect in favor of Buyer following the Closing in accordance with the terms of the Non-MIS Transition Services Agreement. Seller is not in default under any such insurance policies.

                 3.11     EMPLOYEE BENEFIT PLANS.

                          (a)     Exhibit Q hereto lists all Employee Plans
covering employees of the Seller currently employed in the conduct of the Transferred Business ("EMPLOYEES"). The term "EMPLOYEE PLAN" means any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any Employee is the named insured and as to which Seller, on behalf of the Transferred Business, makes premium payments, whether or not Seller is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other written employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("PENSION PLAN"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("WELFARE PLAN")), whether or not any of the foregoing is funded or insured, which is maintained by Seller and is intended to provide or does in fact provide benefits to any group of or all Employees, and (i) to which Seller is party or by which Seller (or any of the rights, properties or assets of Seller) is bound, (ii) with respect to which Seller has made any payments, contributions or commitments, or may otherwise have any liability (whether or not Seller still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any director, Employee or agent of Seller is a beneficiary as a result of his or her employment or affiliation with Seller.

                          (b)     With respect to any Employee, Seller has no
obligation to contribute to (or any other liability with respect to) any funded or unfunded Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and Seller is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

                          (c)     With respect to any Employee, Seller does not
maintain, contribute to or have any material liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or, except as disclosed in Exhibit Q, a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Plan or are reflected as a liability on the books of Seller and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Plan or accrued in accordance with past custom and practice of Seller.

                          (d)     Seller has, with respect to the Transferred
Business and all current and former Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), and all other applicable statutes, common law, regulations and regulatory pronouncements, or has determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to the Transferred Business. Seller has not engaged in, nor is it bound to enter into, any transaction with respect to any Employee Plan which would subject Seller to any material liability due to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in or subject Seller, the Transferred Business or the Purchased Assets to any material liability. There are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by Seller for Employees, nor are there any unfunded obligations with respect thereto. With respect to any Employee, Seller has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and Seller has not incurred nor will incur any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan or the sale of the Purchased Assets. Each Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under the requirements of Section 401(a) of the Code, the IRS has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to an Employee Plan existed as of the date of the Most Recent Financial Statements, except as shown in the Most Recent Financial Statements. There is no agreement or promise, written or oral, of Seller to the effect that any Employee Plan may not be terminated at Seller's discretion at any time, subject to applicable law. Exhibit Q sets forth a list and a summary description of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans or agreements, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which the Transferred Business or the Seller is a party or is bound or which relate to the operation of the Transferred Business. The Most Recent Financial Statements reflect all accrued vacation and other benefits for the Transferred Business' employees as of the date thereof.

                          (e)     EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED
COMPENSATION ARRANGEMENTS. Seller does not maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between Seller and any current or former officer, consultant, director or employee of Seller that is not intended to be a tax qualified arrangement under Section 401(a) of the Code.

                 3.12 CONTRACTS AND AGREEMENTS. Exhibit R hereto contains a list of the following written and oral contracts and agreements, and in the case of oral contracts and agreements, a brief description of the contract or agreement (collectively, the "CONTRACTS"):

                                        (i)     all real estate leases other
                          than travel desk agreements with hotels in Hawaii;

                                        (ii)    all promissory notes, loan
                          agreements, other evidences of indebtedness, guarantees, hedging agreements, off-balance sheet financing arrangements, indemnity agreements, and similar agreements, but excluding office equipment leases;

                                        (iii)   all vendor contracts with
                          airlines;

                                        (iv)    all contracts with hotels and
                          resorts at which the Transferred Business did $1,000,000 or more of business in 1997;

                                        (v)     all agreements with rental car
                          companies, except agreements for a single state or Hawaiian island;

                                        (vi)    all consortia agreements, with
                          the four top producers (measured by sales volume) in 1997, representing approximately 30% of the Transferred Business's 1997 sales volume;

                                        (vii)   all interface agreements
                          pertaining to various airline or other computer reservation systems;

                                        (viii)  all agreements prohibiting
                          Seller from freely engaging in any business or competing anywhere in the world;

                                        (ix)    all agreements with telephone
                          companies;

                                        (x)     all agreements with credit card
                          processors;

                                        (xi)    all agreements with non-travel
                          agency customers; and

                                        (xii)   any other agreements which are
                          material, are not disclosed elsewhere in this agreement, and are not of a type described in subsections (i) through (xi) above.

Seller is not and, to the best knowledge of Seller, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Seller) under any of the Contracts, and Seller has not waived any right under any of the Contracts. All of the Contracts to which Seller is a party are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and are fully assignable to Buyer and will remain in full force and effect in favor of Buyer on identical terms immediately after the Closing, except for the Equitable Exceptions. Seller has not guaranteed any obligations of any other Person. Seller has no present expectation or intention of not fully performing all of its obligations under any Contract, Seller has no knowledge of any breach or anticipated breach by the other parties to any Contract and Seller has not received notice of actual or threatened termination or non-renewal of any Contract. In respect of the National Tour Operator Agreement between the National Railroad Passenger Corporation and Seller dated April 28, 1998 (the "NEW AMTRAK AGREEMENT"), Seller represents that (i) the only material changes reflected in the New Amtrak Agreement, as compared to the October 10, 1994 Agreement it superseded and replaced (the "OLD AMTRAK AGREEMENT"), are as set forth in the April 28, 1998 memo from Trase Miller (Ted Jansen) to Global (Ray Lewis); (ii) projections for the Transferred Business provided by Seller to Global were based on the economic terms as are reflected in the New Amtrak Agreement; and (iii) the changes in the New Amtrak Agreement referenced in clause (i) will be effectively revenue neutral to the Transferred Business as compared to the Old Amtrak Agreement.

                 3.13 CLAIMS AND PROCEEDINGS. There are no claims, actions, suits, proceedings, or investigations pending or, to the best knowledge and belief of Seller, threatened against or affecting Seller or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on the Disclosure Schedule, none of such claims, actions, suits, proceedings, or investigations, if adversely determined, will result in any material liability or loss to Seller. Seller has not been and Seller is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the best knowledge and belief of Seller, threatened or asserted against Seller to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the knowledge of Seller there is no basis for any such valid claim or action.

                 3.14     TAXES.

                          (a)     All Federal, foreign, state, county and local
and other Taxes due from Seller on or before the Closing have been paid and all Tax Returns which are required to be filed by Seller on or before the date hereof have been filed within the time (including permitted extensions) and in the manner provided by all Requirements of Laws, and all such

Tax Returns are true and correct and accurately reflect the Tax liabilities of Seller. All Taxes, assessments, penalties, and interest of Seller which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on Seller's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of Seller's Tax liabilities for the respective periods then ended and all prior periods. Seller has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which the Seller is aware. For Governmental Bodies with respect to which Seller does not file Tax Returns, no such Governmental Body has given Seller written notification that Seller is or may be subject to taxation by that Governmental Body. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of Seller.

                          (b)     No transaction contemplated by this Agreement
is subject to withholding under Section 1445 of the Code and no transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Purchased Assets pursuant to this Agreement.

                          (c)     Seller has made a valid election under
Section 1362 of the Code and any corresponding state or local provisions to be an S corporation within the meaning of Section 1361 of the Code for all taxable years (or portions thereof) beginning on or after December 31, 1990, no such S election has been terminated (whether voluntarily, involuntarily or inadvertently, including, without limitation, by taking any action defined in
Section 1362(d) of the Code) since such time.

                 3.15 PERSONNEL. All Employees (as defined in Section 3.11) are employed by the Seller and, as between Seller and Seller's Affiliates, Seller employs all the individuals and Seller's Affiliates do not have any employees necessary to conduct the Transferred Business. Attached hereto as Exhibit S is a list of the names and annual rates of compensation of Employees whose annual rates of compensation during the calendar year ended December 31, 1997 (including base salary, bonus and incentive pay) exceed (or by December 31, 1998 are expected to exceed) $60,000. Exhibit S also summarizes the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such Employees during Seller's calendar year ended December 31, 1997 and to the date hereof. Exhibit S also contains a brief description of all material terms of employment agreements to which Seller is a party and all severance benefits which any Employee is or may be entitled to receive. The employee relations of Seller are generally good and there is no pending or, to the best knowledge of Seller, threatened labor dispute or union organization campaign. None of the Employees is represented by any labor union or organization.
Seller is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Seller has not been advised, nor does Seller have good reason to believe, that any Employee will not agree to be employed by Buyer after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against Seller before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of Seller, threatened against or involving Seller, and none has previously occurred.

                 3.16 BUSINESS RELATIONS. Seller does not know or have good reason to believe that any customer, supplier, travel agency, resort operator or lodging or transportation company engaged in doing business with Seller will cease to do business with Buyer after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with Seller except for any reductions which do not result in a Material Adverse Change. Seller has not received any notice of cancellation or non-renewal of any material business arrangement between any Person and Seller nor is Seller aware of any facts which could lead it to believe that the Transferred Business will be subject to cancellation or non-renewal of any such business arrangement.

                 3.17 ACCOUNTS RECEIVABLE; CUSTOMER DEPOSITS AND BOOKINGS; FINANCIAL CONDITION.

                          (a)     ACCOUNTS RECEIVABLE.  All of the accounts,
notes, and loans receivable that have been recorded on the books of Seller pertaining to the Transferred Business are bona fide and represent amounts validly due for goods sold or services rendered and all such amounts (net of any allowance for doubtful accounts) will be collected in full within 180 days following the Closing Date, and (a) all of such accounts, notes, and loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

                          (b)     CUSTOMER DEPOSITS AND BOOKINGS.  Exhibit T
sets forth, as of the date specified therein, (i) all Bookings, (ii) all Customer Deposits, (iii) the aggregate amount of all prepayments to vendors and suppliers and refunds to customers made by Seller in connection with such Bookings as of such date, and (iv) the aggregate amount of all claims by customers of the Transferred Business for refunds received by Seller for which refunds have not been made as of such date ("CUSTOMER CLAIMS"). The Customer Deposits are recognized and included on Seller's balance sheet only to the extent of cash received from the customers in respect thereof, and each Customer Deposit so recognized and included is matched by a deferred liability on such balance sheet. All cancellations by customers of Bookings are recognized on Seller's financial statements within one (1) business day of Seller's receipt of notice of such cancellation from the customer. For the period since December 31, 1997 through the Closing Date, the Bookings of the Transferred Business (and its projected revenues for the future periods in which such Bookings will be converted into revenues) are consistent with those levels of Bookings and revenues needed for the Transferred Business to achieve a projected EBIT level for the twelve months ending December 31, 1998 of approximately $4,022,000. The level of Customer Claims for the period since December 31, 1997 through the Closing Date is consistent with the past practices of Seller.

                 3.18 FINANCIAL RESULTS DURING STUB PERIOD. On the Closing Date, Bookings shall exceed 36,044 passengers and Working Capital for the Transferred Business shall be not less than that amount which is equal to Working Capital reflected on the Preliminary Closing Balance Sheet minus $300,000. Such levels of Bookings and Working Capital for the Transferred Business are not materially less than the levels of Bookings and Working Capital for the Transferred Business as of the same date in 1997, computed on a basis consistent with past practice.

                 3.19 BANK ACCOUNTS; INVESTMENTS. Attached hereto as Exhibit U is a list of all banks or other financial institutions with which Seller has an account for the Transferred Business or maintains a safe deposit box for the Transferred Business, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Exhibit U also contains a list of all material Investments by Seller which are included in the Purchased Assets. None of such Investments involve any type of derivative, option, hedging or other speculative instrument. All Investments of the Transferred Business shall be marked to market as of any date of determination.

                 3.20 CUSTOMER CLAIMS. No written or oral claim for breach of contract or otherwise by any customer has been made against Seller since January 1, 1998 which could, individually or in the aggregate, result in any Material Adverse Effect. To the best knowledge of Seller, no state of facts exists, and no event has occurred, which could reasonably be expected to form the basis of any present claim against Seller for liability to any third party in connection with vacation packages sold or services rendered by Seller, other than Customer Claims arising in the ordinary course of the Transferred Business.

                 3.21 BROKERS. Other than Mesirow Financial (for which Seller alone has responsibility for any fees), Seller has not (and Seller's stockholders have not) engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

                 3.22 AFFILIATED TRANSACTIONS. No officer, director, stockholder (including Shareholder) or Affiliate of Seller or, to the Knowledge of the Seller or Shareholder, any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest of 10% or more, is a party to any agreement, contract, arrangement or commitment with Seller or engaged in any transaction with Seller or has any interest in any property used by Seller and included in the Transferred Business or the Purchased Assets. Neither Shareholder nor, to the knowledge of Seller or Shareholder, any officer, director, or shareholder of Seller or any Affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of Seller or the Transferred Business (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than ten percent (10%) of any class of outstanding securities) or any property used in the operation of the Transferred Business.

                 3.23 FUNDED INDEBTEDNESS; LETTERS OF CREDIT; UNDISCLOSED LIABILITIES.

                          (a)     FUNDED INDEBTEDNESS.  The Transferred
Business does not have nor is subject to any Funded Indebtedness that is not an Excluded Liability.

                          (b)     LETTERS OF CREDIT.  Other than those listed
on Exhibit V, Seller has no letters of credit, performance bonds or similar instruments issued on or for its account and pertaining to the Transferred Business or the Purchased Assets for the benefit of vendors or otherwise.

                          (c)     UNDISCLOSED LIABILITIES.  Seller does not
have any liabilities in connection with the Transferred Business in excess of $50,000 in the aggregate (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of Seller for the Transferred Business incurred prior to the Closing Date.

                          (d)     LIABILITIES ARISING FROM DISCONTINUED
OPERATIONS. Seller does not have any liabilities in connection with any discontinued operations that will in any way affect or impact the Transferred Business following the Closing.

                 3.24 YEAR 2000. All of the material computer software, firmware and hardware (whether general or specific in purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Transferred Business whether part of the Transferred Business or Seller's MIS Assets or subject to the MIS Transition Services Agreement and/or the MIS Service Provider Agreement, will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing and/or receiving
(i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; provided, however, that in respect of "off-the-shelf" or "shrinkwrap" (i.e., non-customized) software, the foregoing representation is made only to the best of Seller's and Shareholder's knowledge; and, provided, further, however, that in the event that Global acquires TMS and the Seller's MIS Assets, this Section 3.24 and the related indemnities under Section 8.1 shall no longer apply to the assets acquired under such acquisition agreement after the effective date of such agreement (the "MIS ACQUISITION DATE"). In support of the foregoing representations, Seller and Shareholder agree that Seller's net worth (as per GAAP) shall be no less than $6,000,000 through the MIS Acquisition Date. Seller and Shareholder's combined liability under this Section 3.24 shall be limited to $6,000,000.

                 3.25 INFORMATION FURNISHED. Seller has made available to Buyer true and correct copies of all material corporate records of Seller relevant to the Transferred Business and all material agreements, documents, and other items listed on the Schedules to this Agreement or referred to in
Article III of this Agreement, and neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.



                                   ARTICLE IV
                              BUYER'S AND GLOBAL'S
                         REPRESENTATIONS AND WARRANTIES

                 Buyer and Global jointly and severally represent and warrant to Seller and Shareholder as follows:

                 4.1 DUE ORGANIZATION. Each of Buyer and Global is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware (Buyer) and New York (Global) and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

                 4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement (together with all other instruments, agreements or other documents contemplated hereby, including without limitation the Transition Services Agreement, the Escrow Agreement, the Lease, and the Assignment and Assumption Agreement) have been duly authorized by all necessary corporate action of Buyer and Global and the Agreement (and such other instruments, agreements and documents) been duly and validly executed and delivered by Buyer and Global and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement (and such other instruments, agreements and documents) by Buyer and Global, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Buyer or Global or their property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Buyer or Global is a party or by which either of them or their property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Buyer or Global, (d) violate or conflict with any provision of the charter or bylaws of Buyer or Global, or (e) except for filings or approvals under the HSR Act and such consents, approvals or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

                 4.3 NO BROKERS. Neither Buyer nor Global has engaged, or caused to be incurred any liability for which Seller may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.


                                   ARTICLE V
                 COVENANTS OF SELLER, SHAREHOLDER AND/OR BUYER

                 5.1 CONSENTS OF OTHERS. Prior to the Closing, Seller and Shareholder shall use their reasonable commercial efforts to obtain all authorizations, consents and permits required of Seller to permit it to consummate the transactions contemplated by this Agreement, and Buyer shall cooperate to the extent necessary to secure such consents or otherwise smooth the transition with Seller's vendors and other Contract parties to Buyer's ownership of the Transferred Business; provided, however, that Seller and Shareholder are not required hereunder to obtain the consent of any third party to the transfer hereunder of any agreement which is not a Contract (as defined under Section 3.12). Buyer and Seller have previously made such filings as may be required pursuant to the HSR Act with respect to the consummation of the transactions contemplated by this Agreement.

                 5.2 EFFORTS. Seller and Shareholder shall use all reasonable efforts to cause all conditions for the Closing to be met.

                 5.3 POWERS OF ATTORNEY. Seller shall terminate at or prior to Closing all powers of attorney granted by Seller pertaining to the Transferred Business or the Purchased Assets, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other Governmental Bodies.

                 5.4 CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing Date:

                          (a)     Except as otherwise contemplated by this
Agreement, or as Buyer may otherwise consent to in writing, Seller shall conduct both its Retained Business and the Transferred Business and operate the Excluded Assets and Purchased Assets only in the ordinary course and shall not engage in any material activity or enter into any material transaction which would cause a breach of the representations and warranties contained in Article III.

                          (b)     Seller shall use its reasonable commercial
efforts to cause the Transferred Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

                          (c)     Seller shall give prompt notice to Buyer of
any notice of material default received by Seller or the Transferred Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Transferred Business and the Purchased Assets.

                          (d)     Neither Seller or Shareholder, nor any of
their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Transferred Business or the Purchased Assets to any party other than Buyer or its representatives. As used herein, "ACQUISITION PROPOSAL" means any proposal other than the transactions herein contemplated, for (i) any merger or other business combination involving the Transferred Business, (ii) the acquisition of Seller or a material equity interest in Seller or a material portion of its assets pertaining to the Transferred Business, or (iii) the dissolution or liquidation of Seller.

                 5.5 ACCESS TO RECORDS BEFORE CLOSING. Prior to the Closing Date, Seller agrees that it will give, or cause to be given, to Buyer and their representatives, during normal business hours and at Buyer's expense, full and unrestricted access to Seller's personnel, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of Seller with respect to the Transferred Business (including financial, tax basis, budget projections, auditors' work papers and other information as Buyer may request) and to the Transferred Business' personnel customers, suppliers and independent auditors, to allow Buyer to obtain such information as it shall desire, and to make copies of such information to the extent reasonably necessary. Additionally, Seller will provide Buyer opportunities to meet with key employees of the Transferred Business, to visit facilities of the Transferred Business and to otherwise conduct due diligence in respect of the Transferred Business and the Purchased Assets. All materials copied by Buyer shall be maintained in confidence by Buyer and returned to Seller if the Closing of the transactions contemplated hereunder fails to occur.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

                 6.1 GENERAL. In case at any time after the Closing any further action is legally necessary or reasonably desirable (as determined by Buyer and Seller) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). Seller and Shareholder each acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of the Transferred Business.

                 6.2 CONFIDENTIALITY. Seller and Shareholder will treat and hold in confidence and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of Buyer for a period of four
(4) years from the date of this Agreement, and deliver promptly to Buyer or destroy, at the written request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that Seller or Shareholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, Seller or Shareholder, as the case may be, will notify Buyer promptly of the request or requirement.

                 6.3 COVENANT NOT TO COMPETE. For and in consideration of the allocation of $100,000 of the Purchase Price paid to Seller by Buyer, Seller and Shareholder each covenant and agree, for a period of four (4) years from and after the Closing Date, that it (and he) will not, directly or indirectly without the prior written consent of Buyer, for or on behalf of any entity or Affiliate:

                          (a)     engage in the business of wholesale travel
sales or assembling or selling vacation packages that are marketed or sold to the public under a brand or identity owned or controlled by Shareholder or Seller; provided, however:

                                  (i)      subject to the terms of subparagraph
                 (iii) below, it shall not be a violation of this Section 6.3 for Seller or Shareholder to own interests (including controlling interests) in, provide financial and other assistance to, and to otherwise deal with Preview Travel, Inc., Adventure Media, Inc., or to any Affiliate or successor in interest to any of the foregoing, or for any of such entities to engage in any business activities whether or not in competition with Buyer and its Affiliates;

                                  (ii)     it shall not be a violation of this
                 Section 6.3 for Shareholder to continue to own controlling interests in, provide financial and other assistance to, and to otherwise deal with Seller, TMS, Trase Miller Technologies, Inc. ("TMT"), Trase Miller Teleservices, Inc. ("TMTS") or for TMS, TMT and TMTS to provide services to entities engaged in the business of wholesale travel sales or assembling or selling vacation packages that are marketed or sold to the public under a brand or identity NOT owned or controlled by Shareholder, Seller, TMS, TMT, or TMTS. Buyer acknowledges that TMS, TMT and TMTS provide services to direct competitors of Buyer and its Affiliates;

                                  (iii)    if at any time after the Closing
                 Date, Seller or Shareholder (individually or together or through any Affiliate) owns or acquires a direct or indirect controlling interest in any of the entities referenced in subparagraph (i) above, then the following provisions shall apply: (A) if any such entity at the time of such acquisition or ownership of a controlling interest is in the business of wholesale travel sales or assembling or selling vacation packages, Seller or Shareholder (as appropriate), shall, unless Seller or Shareholder (as appropriate) receives a legal opinion to the effect that to consummate such a transaction would constitute a breach of such person's fiduciary obligations to the other shareholders of any such controlled entity) in good faith offer to Buyer the right to be such entity's exclusive vacation package provider on market terms and/or (at Buyer's option) to purchase on market terms that portion of such entity's business as is competitive with Global, Buyer or their Affiliates; and (B) if any such entity at the time of such acquisition or ownership of a controlling interest is not then in the business of wholesale travel sales or assembling or selling vacation packages, paragraph (a) shall operate to preclude such entity from entering the wholesale travel sales business or assembling or selling vacation packages notwithstanding the terms of subparagraph (i) above.

                          (b)     hire, retain, or solicit the employment or
services of employees, consultants or representatives of Buyer or any of its Affiliates for the purpose of causing them to leave the employment of Buyer or such Affiliates; or

                          (c)     take any action (or cause any such action to
be taken by another Person) that primarily is designed or intended to have the effect of discouraging any vendor (including without limitation any airline or other carrier, hotel, resort or rental car company), lessor, licensor, customer, travel agency, consortia member, supplier, or other business associate of the Transferred Business from maintaining the same business relations with Buyer after the Closing as it maintained with Seller prior to the Closing;

provided, however, that either Seller or Shareholder may own less than ten percent (10%) of the outstanding stock of any publicly-traded corporation and same shall not be deemed to be in a violation of this Section 6.3 solely by reason thereof.

                 6.4 ACCESS TO RECORDS AFTER CLOSING. After the Closing Date, Buyer on the one hand and Seller on the other agree that they will give, or cause to be given, to the other party, its successors and its representatives, during normal business hours and at the requesting party's expense, such reasonable access to the properties, titles, contracts, books, records, files and documents (but excluding attorney work product or other privileged communications) of Buyer (to the extent Buyer's records are the records, materials and data transferred to Buyer from Seller pursuant to this Agreement) or Seller, as the case may be, as is reasonably necessary to allow the requesting party to obtain information in the other party's possession with respect to any claims, demands, audits, suits or matters of a similar nature made by or against the requesting party as the previous or new owner and operator of the Transferred Business, as the case may be, and to make copies of such information to the extent reasonably necessary. Buyer agrees that it will not dispose of or destroy any of such records for seven (7) years after the Closing Date without first offering to turn over possession thereof to Seller and Shareholder by written notice to Seller and Shareholder at least 30 days prior to the proposed date of any such disposition or destruction.

                 6.5 LITIGATION SUPPORT. In the event and for so long as any party is actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving Seller or the Transferred Business, each of the other parties will cooperate and make available themselves or their personnel, as applicable, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense.

                 6.6 ASSIGNMENT OF CONTRACTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise transfer any Contract or any other agreement used in the Transferred Business or any rights thereunder, if an attempted assignment or transfer thereof would constitute a breach thereof, would be ineffective or would violate any applicable law without the consent of a third party to such assignment or transfer. Until such consent or waiver has been obtained, Buyer shall make all reasonable efforts to perform in Seller's name all of Seller's obligations under any such Contract or other agreement for which any such consent has not been obtained. Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer all of the benefits, and to have Buyer assume the burdens, liabilities, obligations and expenses under all such Contracts or other agreements. At Buyer's request, Seller shall, at Buyer's sole cost and expense, take all reasonable efforts requested by Buyer to enforce, for the benefit of Buyer, any and all rights of Seller under any such Contract or other agreement not otherwise transferred pursuant to the provisions of this Agreement. Seller hereby authorizes Buyer to perform and Buyer hereby agrees to perform all of Seller's obligations after the Closing under all such contracts. Seller agrees to remit promptly to Buyer all collections or payments received by Seller in respect of all such Contracts or other agreements, and shall hold all such collections or payments for the benefit of, and promptly pay the same over to, Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

                 6.7 CHANGE OF NAME. Seller agrees to promptly change its name following the Closing to a name which does not contain the words "MTI Vacations" or any variations thereof.

                 6.8 AUDITS. Following the Closing, the Seller shall cooperate with the Buyer's efforts to cause the Company, at the Company's expense, to deliver, or cause to be delivered, to Buyer an unqualified and unmodified audit report of an independent accountant selected by Buyer on the balance sheets of the Company as of December 31, 1995, December 31, 1996, December 31, 1997, and as of the Closing Date and audited statements of operations and cash flows of the Company for the fiscal years or periods then ended, which report shall be without limitation as to the scope of the audit. The Shareholder, in his capacity as an officer and director of the Company during such periods, shall assist Buyer by providing all management letters, reports or representations reasonably requested by such auditors in connection with such audits.

                                  ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF PARTIES
                             TO CONSUMMATE CLOSING

                 7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer under this Agreement to consummate the Closing is subject to the conditions that:

                          (a)     COVENANTS, REPRESENTATIONS AND WARRANTIES.
Seller and Shareholder shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by it prior to or at the Closing Date. The representations and warranties of Seller and Shareholder set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. In addition, Buyer shall have determined from its due diligence review of Seller that no Material Adverse Change or Material Adverse Effect shall have occurred in the financial condition, business, operations or prospects of Seller or the Transferred Business from those presented to Buyer prior to execution of this Agreement.

                          (b)     CONSENTS.  All statutory requirements for the
valid consummation by Seller and Shareholder of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Buyer unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of Seller necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained. All consents or waivers of any third party to the Contracts shall have been obtained as necessary to consummate the transactions contemplated by this Agreement or to ensure that the Contracts shall remain in place following the Closing.

                          (c)     FINANCIAL CONDITION.  Buyer shall be
satisfied in its sole discretion with the financial condition of the Transferred Business as reflected in the Preliminary Closing Date Financial Statements. Working Capital as of the Closing Date shall be more than that amount that is equal to the amount of Working Capital shown on the Preliminary Closing Balance Sheet minus $300,000, and the Transferred Business shall have Cash and Cash Equivalents and Investments on hand at the Closing in an amount not less than the Customer Deposits.

                          (d)     DOCUMENTS TO BE DELIVERED BY SELLER.  The
following documents shall be delivered at the Closing by Seller:

                                  (i)      CONVEYANCE DOCUMENTS.  Such
                 instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Buyer (including, without limitation, the Assignment and Assumption Agreement, as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances except as provided herein.

                                  (ii)     LEASED REAL PROPERTY.  Assignments
                 of all leases, if any, with appropriate lessor consents, if necessary, or Buyer shall have entered into lease agreements with such lessors for the respective facilities in form satisfactory to Buyer.

                                  (iii)    OPINION OF SELLER'S COUNSEL.  Buyer
                 shall have received an opinion of counsel to Seller and Shareholder, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit B hereto.

                                  (iv)     CERTIFICATES.  Buyer shall have
                 received an officer's certificate and a secretary's certificate of Seller and Shareholder executed by officers of Seller and by Shareholder, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit C hereto.

                                  (v)      RESOLUTIONS.  A certified copy of
                 resolutions of Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

                                  (vi)     UCC MATTERS.  UCC termination
                 statements and other applicable documentation necessary to release any interest of any third party in the Purchased Assets.

                                  (vii)    ESCROW AGREEMENT.  Seller and
                 Shareholder shall have delivered to Buyer at the Closing the duly executed Escrow Agreement.

                                  (viii)   EMPLOYMENT AGREEMENTS.  Ted Jansen
                 shall have duly executed and delivered an Employment Agreements in substantially the same form attached as Exhibit E hereto, pursuant to which such Persons will be employed by Buyer or its Affiliates following the Closing, and Seller shall have provided evidence satisfactory to Buyer of the complete termination, without liability to Seller or Buyer, of all employment agreements among Seller and such Persons. [GLOBAL TO REPORT ON STATUS--SELLER STILL WANTS THIS REMOVED AS A CLOSING CONDITION.]

                                  (ix)     RECORDS OF SELLER.  All contracts,
                 files, documents, data, records and information of Seller included in the Purchased Assets, shall have been delivered to Buyer, all of which may be delivered to Buyer at the offices of the Transferred Business.

                                  (x)      LEASE.  Buyer and Shareholder shall
                 have entered into the Lease on terms satisfactory to Buyer.

                                  (xi)     TRANSITION SERVICES AGREEMENTS.
                 Buyer, Global and Seller or TMS (as appropriate) shall have entered into the Transition Services Agreements on terms satisfactory to Buyer and Global.

                                  (xii)    EQUITY ARRANGEMENTS.  Seller or
                 Shareholder shall have delivered to Buyer duly executed documents and the funds pertaining to its or his $2,400,000 equity investment in Global, including without limitation the following agreements: (A) Equity Subscription Agreement; and
                 (B) Shareholders Agreement (collectively, the "EQUITY ARRANGEMENTS").

                                  (xiii)   RELEASE.  Seller and Shareholder
                 shall have delivered to Buyer a release of liabilities related to the Purchased Assets and the Transferred Business, except as expressly set forth in this Agreement in substantially the form of Exhibit F hereto.

                                  (xiv)    CHANGE OF SELLER'S NAME.  Evidence,
                 in the form of an amended Certificate of Incorporation for Seller which will be delivered to Buyer in form suitable for filing with the Delaware Secretary of State, indicating its change of name from MTI Vacations, Inc.

                 7.2 CONDITIONS TO SELLER'S AND SHAREHOLDER'S OBLIGATIONS. The obligation of Seller and Shareholder under this Agreement to consummate the Closing is subject to the conditions that:

                                  (a)      COVENANTS, REPRESENTATIONS AND
WARRANTIES. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Buyer prior to or at the Closing and the representations and warranties of Buyer set forth in Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

                                  (b)      CONSENTS.  All statutory
requirements for the valid consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Buyer of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect on the Transferred Business.

                                  (c)      DOCUMENTS TO BE DELIVERED BY BUYER.
The following documents shall be delivered at the Closing by Buyer:

                                  (i)      ESCROW AGREEMENT.  Buyer shall have
                 delivered to Seller at the Closing the duly executed Escrow Agreement.

                                  (ii) ASSIGNMENT AND ASSUMPTION AGREEMENT. Buyer shall have executed and delivered the Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit D, dated as of the Closing Date.

                                  (iii)    EQUITY ARRANGEMENTS.  Seller or
                 Shareholder shall be satisfied that all other parties thereto have duly executed and delivered (and, if applicable to a party, funded pursuant to) the Equity Arrangements on terms satisfactory to the Seller or Shareholder (as appropriate), and that any representations and warranties made by Global or any other party in connection with the agreements underlying such Equity Arrangements are complete and accurate.

                                  (iv)     TRANSITION SERVICES AGREEMENTS.
                 Buyer, Global and Seller or TMS (as appropriate) shall have entered into the Transition Services Agreement, on terms satisfactory to Seller and the Shareholder.

                                  (v)      LEASE.  Buyer and the Shareholder
                 shall have entered into the Lease on terms satisfactory to the Shareholder.

                                  (vi)     RESOLUTIONS.  A certified copy of
                 resolution's of Global and Buyer's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

                 (d) PAYMENTS TO SELLER. Seller shall have received the portion of the Purchase Price payable at the Closing to Seller.


                                  ARTICLE VIII
                                INDEMNIFICATION

                 8.1      INDEMNIFICATION OF BUYER.  Except as provided in
Section 8.6, Seller and Shareholder jointly and severally agree to indemnify and hold harmless Buyer and each officer, director, and Affiliate of Buyer, including without limitation any successor of Buyer (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"), which any of the Buyer Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Seller or Shareholder of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against the Purchased Assets or any of the Buyer Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP; and (C) any Excluded Liabilities paid by Buyer.

                 8.2 DEFENSE OF CLAIMS. If any legal proceeding shall be instituted, or any claim or demand made, against any Buyer Indemnified Party in respect of which Seller or Shareholder may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to Seller and, except as otherwise provided in Section 8.4 below, Seller shall have the right to defend, or cause Buyer or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification with counsel reasonably satisfactory to Seller; provided, however, if in the reasonable judgment of Buyer, (i) such litigation, action, suit, demand, or claim, or the resolution thereof, would have a Material Adverse Effect on Buyer or its successors or the Transferred Business or (ii) Seller shall have a conflict of interest in defending such action on the Buyer's behalf, then at Buyer's election, Buyer may defend itself, and in either of such instances it shall be at the Seller's expense. If neither (i) nor (ii) are applicable but Buyer desires to participate in the defense of an action Seller is defending because in Buyer's reasonable judgment the outcome of such action could have an ongoing effect on Buyer, its successors or assignees or the Transferred Business, the Buyer may participate but at its own expense. In the event Seller fails or refuses to defend any legal proceeding it is required to defend under this
Article VIII within a reasonable length of time, the Buyer Indemnified Parties shall be entitled to assume the defense thereof, and Seller and Shareholder shall be liable to repay the Buyer Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments). If Seller shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in any legal proceeding Seller should defend under this Article VIII, the Buyer Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Seller, such litigation, action, suit, demand, or claim, but Seller shall be entitled, at its own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.2 shall deliver, or cause to be delivered to the other party, copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notices of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim.

                 8.3 ESCROW CLAIM. If any claim for indemnification is made by an Indemnified Party pursuant to this Article VIII prior to the expiration of the Escrow Period, such Buyer Indemnified Party shall apply to the Escrow Agent provided in Section 2.8 of this Agreement for reimbursement of such claim in accordance with the provisions of the Escrow Agreement; provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event Buyer has indemnification claims hereunder which exceed such amount.

                 8.4 TAX AUDITS, ETC. In the event of an audit of a Tax Return of Seller with respect to which a Buyer Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Buyer shall have the right to control any and all such audits which may result in the assessment of additional Taxes against Buyer or the Purchased Assets and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of Seller, which shall not unreasonably be withheld and subject to the right of Seller to have its accountants and attorneys consult with Buyer on such audits or procedures at Seller's expense). Seller shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by Seller or Buyer as a result of any such audit or other proceeding, Seller shall be responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Buyer Indemnified Parties shall be entitled to indemnification.

                 8.5 INDEMNIFICATION OF SELLER AND SHAREHOLDER. Buyer and Global, on a joint and several basis, agree to indemnify and hold harmless Seller and Shareholder and each officer, director, stockholder or Affiliate of Seller and Affiliate of Shareholder ("SELLER/SHAREHOLDER INDEMNIFIED PARTIES"), from and against any Indemnifiable Costs which any of the Seller/Shareholder Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by Buyer or Global of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (B) any Assumed Liability paid by Seller or Shareholder.

                 8.6 LIMITS ON INDEMNIFICATION. All Indemnifiable Costs sought by any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim. Except for any claims for breach of the representations and warranties of Seller and Shareholder under Sections 3.3 or 3.14 hereof (the indemnification for which shall expire on the expiration of the applicable statute of limitations except for claims made prior to such date which claims shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII shall expire on the second anniversary of the Closing Date (except for claims made prior to such date which shall continue after such date until finally resolved). Seller and Shareholder shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification obligation to which Buyer is entitled hereunder exceeds $150,000, whereupon Seller shall be liable for all amounts for which indemnification may be sought. For purposes of Sections 8.1 or 8.5, any requirement in any representation or warranty that an event or fact be material or have a Material Adverse Effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. Notwithstanding the foregoing, in no event shall the aggregate liability of Seller and Shareholder to Buyer exceed the Purchase Price.
However nothing in this Article VIII shall limit Buyer or Seller and Shareholder in exercising or securing any remedies provided by applicable common law with respect to the conduct of Seller and Shareholder or Buyer in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Buyer successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement. All Indemnified Costs paid by Seller and Shareholder shall be deemed to be a reduction of the Purchase Price paid by Buyer hereunder.


                                   ARTICLE IX
                                  TERMINATION

                 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                          (a)     by the mutual written consent of Seller,
Shareholder and Buyer;

                          (b)     in writing by Buyer, if Seller or Shareholder
has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of notice specifying such breach and demanding such breach to be remedied; or

                          (c)     in writing by Seller and Shareholder, if
Buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within ten (10) business days after receipt of notice specifying such breach and demanding such breach to be remedied; or

                          (d)     in writing by either Seller and Shareholder,
on the one hand, or Buyer, on the other hand, in the event the Closing has not occurred on or before April 30, 1998, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

                 9.2 EFFECT OF TERMINATION. If the transactions contemplated by this Agreement are terminated pursuant to Section 9.1 by notice in writing to the non-terminating party or parties, this Agreement shall become void and of no further force and effect, except that such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any party then in breach of any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach


                                   ARTICLE X
                                 MISCELLANEOUS

                 10.1 MODIFICATIONS; WAIVERS. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

                 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

                          Buyer and/or Global:

                                  Global Vacation Group, Inc.
                                  c/o Thayer Capital Partners
                                  1455 Pennsylvania Avenue, NW
                                  Suite 350
                                  Washington, D.C.  20004
                                  Attention:       Roger H. Ballou, President
                                                   Daniel Raskas
                                  Fax No.:         (202) 371-0391
                                  Tel No.:         (202) 371-0150

                          With a copy to:

                                  Hogan & Hartson L.L.P.
                                  Columbia Square
                                  555 Thirteenth Street, NW
                                  Washington, D.C.  20004-1109
                                  Attention:       Chris Hagan
                                                   Hovey Kemp
                                  Fax No.:         (202) 637-5910
                                  Tel No.:         (202) 637-5600

                          Seller and Shareholder:

                                  MTI Vacations, Inc.
                                  c/o JFM Enterprises
                                  1301 West 22nd Street
                                  Suite 1001
                                  Oak Brook, Illinois  60521
                                  Attention:       James F. Miller
                                  Fax No.:         (630) 990-6850
                                  Tel No.:         (630) 990-4555

                          With a copy to:

                                  Cowan & Minetz
                                  180 North LaSalle Street
                                  Suite 2901
                                  Chicago, Illinois  60601
                                  Attention:       William H. Cowan
                                  Fax No.:         (312) 236-6252
                                  Tel No.:         (312) 853-4472

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

                 10.3 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other party in due course.

                 10.4 EXPENSES. Each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that Seller shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of Seller and (ii) all legal and other expenses of the Transferred Business with respect to this Agreement and the transactions contemplated hereby.

                 10.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by Seller without the prior written consent of Buyer. This Agreement shall be assignable by Buyer to either (a) any lender providing financing to Buyer or its Affiliates or (b) an Affiliate of Buyer, in each case without the prior written consent of Seller or Shareholder. In addition, Buyer may assign any or all of its rights hereunder, without the consent of Seller or Shareholder, in connection with any sale of all or substantially all of the assets, capital stock or business of Buyer or the Purchased Assets (whether effected by sale, exchange, merger, consolidation or other transaction).

                 10.6 ENTIRE AND SOLE AGREEMENT. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

                 10.7 GOVERNING LAW. This Agreement and its validity, construction, enforcement, and interpretation shall be governed by the substantive laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

                 10.8 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two
(2) years, provided, however, that (a) the representations and warranties contained in Section 3.14 of this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities including any extensions of such periods, plus sixty (60) days; (b) the representations and warranties contained in Section 3.3 of this Agreement, and the related indemnities, shall survive the Closing indefinitely and not expire; and (c) all covenants in Article VI which have an expiration date contained therein shall expire as of such date.

                 10.9 INVALID PROVISIONS. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

                 10.10 PUBLIC ANNOUNCEMENTS. Seller and Shareholder shall not make any public announcement of the transactions contemplated hereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

                 10.11 REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                 10.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                 10.13 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                 10.14 GLOBAL SUPPORT. Global agrees, in respect of Buyer's assumption of the Assumed Liabilities pursuant to the terms of Section 2.3, to provide such financial assistance to Buyer as is necessary to ensure that Buyer has the financial means required to honor such liabilities and obligations as are included in the Assumed Liabilities. It is the intention of this Section 10.14, in conjunction with Global's joint and several (with Buyer) indemnification obligations under Section 8.5, to provide Seller and Shareholder with comfort that on a post-Closing basis (i) Buyer will honor, and
(ii) Seller and Shareholder will incur no liability as a result of Buyer's failure to honor, any liability or obligation properly included in the Assumed Liabilities.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.


                               BUYER:
                               -----

                               GVGAC NO. 1, INC.



                               By:      /s/ Daniel A. Raskas
                                        -----------------------------------
                                        Daniel A. Raskas
                                        Vice President and Secretary


                               GLOBAL:
                               ------

                               GLOBAL VACATION GROUP, INC.



                               By:      /s/ Daniel A. Raskas
                                        -----------------------------------
                                        Daniel A. Raskas
                                        Vice President and Secretary


                               SELLER:
                               ------

                               MTI VACATIONS, INC.



                               By:      /s/ James F. Miller
                                        -----------------------------------
                                        James F. Miller
                                        President


                               SHAREHOLDER:
                               -----------



                               /s/ James F. Miller
                               --------------------------------------------
                               JAMES F. MILLER





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

The Exhibits and Schedules to this Asset Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.





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